                                                                   EXHIBIT 10.23

                                 EXHIBIT 4.02(d)
                   CRUDE OIL SUPPLY AND TERMINALLING AGREEMENT


This is an agreement (the "AGREEMENT") between Koch Oil Company ("KOCH") and EOTT ENERGY OPERATING LIMITED PARTNERSHIP ("EOTT") effective this 1st day of December, 1998.

PREAMBLE:

A. Koch owns and operates a crude oil terminal at Cushing, Oklahoma. Koch is a purchaser and marketer of crude oil.

B. For purposes of this Agreement, EOTT operates crude oil gathering lines in Kansas, Oklahoma and Texas and is a purchaser and seller of crude oil.

C. The Parties desire to enter into an agreement governing the purchase, sale and terminalling of crude oil at Cushing, Oklahoma.

D. It is the intent of the Parties for Koch to purchase from EOTT physical domestic sweet crude oil at Koch's Cushing Terminal ("THE TERMINAL") and at [*].

E. It is the intent of the Parties that Koch shall provide a terminalling service for EOTT such that Koch will, [*] and deliver crude oil at EOTT's request and within the requirements of this Agreement.

F. Capitalized terms and phrases not otherwise defined in the body of this Agreement are defined in the Definitions Schedule.

It is agreed as follows:


                                ARTICLE 1 - TERM

1.1 EFFECTIVE DATE. This Agreement is effective as of the date first written above.

1.2 TERM. EOTT's obligations to sell and deliver crude oil, and Koch's obligations to take delivery of, terminal and purchase crude oil under this Agreement, shall begin December 1, 1998 (the "EFFECTIVE Date"). These obligations shall continue for an initial period of fifteen years after the Effective Date, and then from month to month, unless otherwise terminated pursuant to this Agreement. Either Koch or EOTT may terminate these obligations on written notice to the other Party effective at the end of the initial fifteen year term or the last day of any month thereafter.

         A written notice of termination under this Section 1.2 shall be given at least ninety days prior to the date of such termination, with such termination being effective on the 1st day of the following month.

1.3      EARLY TERMINATION.

         (a)     [*]

         (b)     [*]

         (c) APPLICABILITY. The provisions of this Section 1.3 are only applicable to the Supply Volumes provisions of this Agreement. For purposes of this Agreement any reference to Supply Volumes provisions of this Agreement shall mean EOTT's obligation to provide Supply Volumes and Koch's obligation to purchase Supply Volumes.


                               ARTICLE 2 - VOLUMES

2.1 SUPPLY VOLUMES. EOTT shall deliver and sell and Koch shall take delivery of and purchase [*] barrels per day ("BPD"), on average in each month, of Domestic Sweet Crude Oil as defined in Section 2.1(a) subject to the Adjusted Supply Volume requirements in Section 2.1(d). The "SUPPLY VOLUMES" are the volumes of Domestic Sweet Crude Oil which EOTT agrees to sell and deliver and Koch agrees to take delivery of and purchase at Cushing, Oklahoma. The Supply Volumes are subject to the following:

         (a) For purposes of this Agreement, "DOMESTIC SWEET CRUDE OIL" means crude oil produced in the United States that (i) meets all the quality specifications of this Agreement for Supply Volumes; (ii) is acceptable by Arco Pipeline's (or its successor in interest) Cushing terminal at the time of delivery as domestic sweet


                                       2

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                  crude oil; and (iii) is deliverable into the NYMEX's light sweet crude oil future contract.

         (b) Supply Volumes sold to Koch by EOTT shall first be satisfied with crude oil delivered by EOTT to the Terminal under the terms of Article 6 of this Agreement ("TERMINAL VOLUMES.") Supply Volumes necessary under this Agreement in excess of the Terminal Volumes shall be sold to Koch into/within Arco's Cushing Terminal. However, in no event shall EOTT deliver less than [*] bpd, subject to the adjustment in Section 2.1(d), of Supply Volumes to Koch at the Terminal and any Terminal Volume in excess of [*] bpd shall be first applied to satisfy the Supply Volumes.

         (c) The price for the Supply Volumes ("SUPPLY VOLUME PRICE") shall be determined pursuant to the Supply Volume Price Formula in
                  Article 3.

         (d) ADJUSTED SUPPLY VOLUMES. Supply Volumes sold under this Agreement shall be adjusted based on the rates of decline/increase for onshore production in the lower forty-eight United States as such rates of decline/increase are calculated from oil production volume data published by the Energy Information Administration of the Department of Energy in their publication entitled Petroleum Supply Annual
                  (PSA). The adjustment for rates of decline/increase shall be based upon the following methodology: For each year, effective on the first day of the second calendar month after which the actual annual production volumes of crude oil are published in the PSA, the volume sold under this Agreement shall be multiplied by the Decline/Increase Factor, as defined below, to equal the adjusted Supply Volumes. The adjusted Supply Volumes, rounded to the nearest 100 bpd, shall be the Supply Volumes sold under the Agreement until the next year's adjusted Supply Volumes are implemented. "DECLINE/INCREASE FACTOR" (DIF) shall mean the average of the annual volumes for onshore production for the lower forty-eight United States from the most recent PSA data divided by the average of the annual volumes for onshore production for the lower forty-eight United States from the PSA data for the year previous to the most recent PSA annual data. In the event the PSA is delayed in its release or ceases to be published for a period of more than fifteen months following the previous year's publication of the PSA, the parties will agree to an annual adjustment to be effective approximately one year after the previous annual adjustment.

                  [*]



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         (e)      EOTT WARRANTIES. EOTT warrants that all Supply Volumes will, at the time and point of delivery to Koch, be free and clear of all liens, encumbrances, claims, royalties and taxes. EOTT additionally warrants that it has the exclusive right to receive payment in full for all Supply Volumes and that all Supply Volumes and Terminal Volumes, as referenced in Section 6.1, will meet the quality specifications in Section 5.1 and 6.2, respectively.

2.2 SERVICES. During the term of the Agreement, Koch shall provide the following services to EOTT:

         (a) Koch shall provide to EOTT by the tenth (10th) day of each month of this Agreement, a month end summary, showing a breakdown on Terminal Volumes applied to Supply Volumes and Terminal Volumes shipped to other carriers; and

         (b) Koch will provide at its sole cost, custody transfer meter measurement facilities at the Terminal that are designed, operated, maintained and calibrated in accordance with industry standards to measure the quantities of oil delivered by EOTT for the account of Koch at the Terminal or for the transfer to terminals to which Koch is directly connected at the time of transfer, subject to operational and logistical constraints of the Terminal. During the Term of the Agreement, Koch will maintain connections with Arco and Texaco.

         (c)      [*]

                         ARTICLE 3 - SUPPLY VOLUME PRICE

3.1      [*]

         (a)      [*]

         (b)      [*]


         (c)      [*]


3.2      [*]

         (a)      [*]



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

         (b)      [*]

                  (i)      [*]

                  (ii)     [*]

                  (iii)    [*]

                  (iv)     [*]


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                  [*]

         (c)      [*]

         (d)      [*]

3.3 TAX LIABILITY. EOTT shall be liable for all taxes, assessments, duties or other levies imposed on the Supply Volumes prior to delivery to Koch. Koch shall be liable for all taxes, assessments, duties or other levies imposed on the Supply Volumes after delivery to Koch.


                               ARTICLE 4 - PAYMENT

4.1 INVOICES AND PAYMENTS. EOTT shall invoice Koch promptly after the end of each month during the Term for deliveries of Supply Volumes made to Koch pursuant to this Agreement during that month. Koch shall pay the invoice on or before the twentieth (20th) day of such month (or such other date during a month as mutually agreed to by the parties). Koch shall pay EOTT the amount invoiced by wire transfer, bank draft, or other method of payment reasonably requested by EOTT, to EOTT's account at Bank of America, San Francisco, California, [*] or such other account or bank as EOTT may stipulate by notice to Koch.

         Koch shall invoice EOTT promptly after the end of each month during the Term for terminalling services provided to EOTT pursuant to this Agreement during that month. EOTT shall pay the invoice on or before the twentieth (20th) day of such month, (or such other date during a month as mutually agreed to by the parties). EOTT shall pay Koch the amount invoiced by wire transfer, bank draft, or other method of payment reasonably requested by Koch, to Koch's account at Chase Manhattan Bank, New York, New York, [*], Koch Oil Company, [*], or such other account or bank as Koch may stipulate by notice to EOTT.



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4.2      LATE PAYMENTS. If Koch fails to pay EOTT the total amount set forth in the statement of account by the due date referred to in Section 4.1, or if EOTT fails to pay or credit to Koch the total amount set forth in the statement of account by the due date referred to in Section 4.1 (the Fee), then interest on the unpaid portion shall accrue for each day from the due date to the date of payment at the rate of Prime Rate plus four percent (4 percentage points) per annum, which "PRIME RATE" is equal to the Prime Rate of interest published in the Wall Street Journal, the day before the payment is due, as being the reference rate then in effect for determining interest rates on commercial loans made by banks (the "DEFAULT RATE").

4.3 NON BUSINESS DAYS. If the date for payment of any monies under this Agreement falls on a Saturday or on a bank holiday other than Monday during which New York banks are closed for normal business transactions, then payment shall be due on the immediately preceding day on which New York banks are open for normal business transactions. If the date for payment of any monies under this Agreement falls on a Sunday or a Monday bank holiday during which New York banks are closed for normal business transactions, then payment shall be due on the next day on which New York banks are open for normal business transactions.

4.4      ADDRESSES FOR INVOICES.

         (a) KOCH ADDRESS FOR INVOICES. All invoices shall be forwarded promptly to:

                                       Koch Oil Company
                                       Attention:  Crude Oil Accounting
                                       P.O. Box 2256
                                       Wichita, Kansas  67201
                                       Fax Number: (316) 828-2720

                  or such other address as Koch may stipulate by notice in writing to EOTT.

         (b) EOTT ADDRESS FOR INVOICES. All invoices shall be forwarded promptly to:

                                       EOTT Energy Operating Limited Partnership
                                       Attention:  Crude Oil Accounting
                                       P.O. Box 4666
                                       Houston, Texas  77210-4666
                                       Fax Number:  713-993-5805

                  or such other address as EOTT may stipulate by notice in writing to Koch.

4.5      DISPUTES REGARDING INVOICES.

         (a) If Koch in good faith disputes the amount of any invoice, it shall notify EOTT promptly of such disagreement including particulars thereof. Koch shall nevertheless pay to EOTT the full amount of the statement within the time limited by this
                  Article 4. Upon the final determination of any dispute, the price shall be appropriately adjusted


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                  promptly or in the next statement of account together with interest on the amount due from the due date at the Default Rate.

         (b) If EOTT in good faith disputes the amount of any invoice, it shall notify Koch promptly of such disagreement including particulars thereof. EOTT shall nevertheless pay to Koch the full amount of the statement within the time limited by this
                  Article 4. Upon the final determination of any dispute, the price shall be appropriately adjusted promptly or in the next statement of account together with interest on the amount due from the due date at the Default Rate.

4.6 CREDIT. If the financial condition of either party should at any time become materially adversely impaired such that in the reasonable good faith opinion of the unimpaired Party ("UNIMPAIRED PARTY") the ability of the impaired Party ("IMPAIRED PARTY") to perform its obligations hereunder is materially impaired, then the Impaired Party shall, upon written notice from the Unimpaired Party, immediately deliver to the Unimpaired Party advance payments or other security as may be reasonably requested by the Unimpaired Party to establish financial security. Until such payments or security is delivered, the Unimpaired Party may withhold deliveries of Supply or Terminal Volumes under this Agreement. If such security is not received within 15 days from receipt of such request, then the Unimpaired Party shall have the right to immediately terminate this Agreement (regardless of anything to the contrary stated or implied elsewhere in this Agreement) and to offset pursuant to Section 4.1 herein any payments or deliveries due to the Impaired Party under this Agreement.


                        ARTICLE 5 - SUPPLY VOLUME QUALITY

5.1 SPECIFICATIONS. Subject to the provisions of Section 5.2, the Supply Volumes shall meet the following specifications at the delivery point described in Section 7.1:

         (a)      [*]

         (b)      [*]

         (c)      [*]

         (d)      [*]

         (e)      [*]


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         (f)      [*]

         (g)      [*]

         (h)      [*]

         (i)      [*]

         [*]

5.2      [*]

5.3      [*]

         (a) the direct associated operating costs and acquisition costs on a per barrel basis to terminal and deliver a crude oil stream to the Arco Cushing terminal compliant



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

                  with the specifications in Section 5.1(g) for the crude oil stream delivered to Koch; as compared to

         (b) the direct associated operating costs and acquisition costs on a per barrel basis to terminal and deliver a crude oil stream to the Arco Cushing terminal compliant with the specifications in Section 5.1(g) for a crude oil stream that would have met the specifications in Section 5.1(g).

         The notice shall include the particulars of all direct Koch operating costs and Cover Costs and the charges described above. The notice shall also include the estimated related costs of Koch and third parties, if any, for Koch to redeliver, if possible, such Supply Volumes to EOTT so that EOTT may treat or otherwise dispose of such crude oil. EOTT shall notify Koch within 24 hours of receipt of notice from Koch under this provision as to whether EOTT will take delivery of such crude oil, if possible, or authorize Koch to terminal such crude oil pursuant to
         Section 5.3. If EOTT authorizes Koch to terminal such crude oil, then EOTT shall pay, or credit to Koch, the full respective amount described in Koch's notice in the month following the date on which Koch delivered the notice. EOTT shall not pay the respective Fee more than once for any Terminal Volumes.

5.4 INDEMNITY. EOTT shall indemnify, defend and hold Koch, its parent or parents, Affiliates, officers, agents, and employees harmless from and against all claims, demands, damages, judgments, causes of action, liabilities, lawsuits, costs, fees, penalties (to the extent permitted by law) and expenses (which shall not include attorney fees) for actual damages (including, but not limited to property damage, disposal and/or treatment costs, or failure to meet contractual obligations), specifically excluding any consequential or incidental damages associated with such actual damages, arising out of or in connection with the timeliness of deliveries or quality of Supply Volumes delivered by EOTT which fail to comply with the requirements of this Agreement.


                       ARTICLE 6 - CRUDE OIL TERMINALLING

6.1      TERMINALLING SERVICES

         (a) During the term of this Agreement, Koch shall provide the following services to EOTT:

                  (i) Koch will receive Terminal Volumes into the Terminal as may be delivered by EOTT; and

                  (ii) Koch will provide certain crude oil storage tanks as specified herein for the exclusive use of receiving and delivering Terminal Volumes; and

                  (iii) Koch will provide EOTT with a monthly summary of Terminal Volume deliveries, including a physical inventory summary; and



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                  (iv)     Koch will provide at its sole cost, custody transfer
                           meter measurement facilities at the Terminal that are designed, operated, maintained and calibrated in accordance with industry standards to measure the Terminal Volumes delivered by EOTT for the account of Koch at the Terminal and for the transfer to connecting terminals at the time of delivery, and

                  (v) Koch shall provide at its sole cost under the same guidelines set forth herein custody meter facilities at the Terminal for receipt from third party connecting carriers into the Terminal for EOTT's account, provided that Koch has the connection and the facilities to measure at the time of delivery and the connection is economically justified.

         (b)      [*]

         (c)      [*]

                  EOTT shall deliver the Terminal Volume in accordance with the requirements of Section 6.2 in a timely manner, subject to delays and operational complications caused by necessary maintenance and constraints of the Terminal and other Cushing connected terminals and pipelines.

         (d)      The fee for Terminal Volumes shall be the Fee set out in
                  Section 6.4.

         (e) Koch shall take reasonable measures needed to segregate all Terminal Volumes delivered by EOTT into the dedicated tankage listed on Schedule B, or alternate tankage, as may be designated by Koch per Section 6.1(b), including manifolds, transfer lines and tank inlets and outlets, up to the inlet flange of the sales meter within the Terminal, subject to operational and logistical constraints of the Terminal.



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6.2      QUANTITIES AND QUALITY OF TERMINAL VOLUMES

         (a) During the term of this Agreement, EOTT shall deliver at the Terminal and Koch shall accept delivery of a minimum of [*] bpd of Terminal Volumes, on average in each month, at the Terminal, subject to the same adjustment method set out in
                  Section 2.1(d) and in accordance with the total minimum quantities and qualities established in this Section 6.2.

         (b) Throughout the term of this Agreement, the maximum Terminal Volumes shall be [*] bpd on an average for any month. The Parties may agree that any Terminal Volumes commingled in excess of Supply Volume obligations shall be delivered to Koch at the Terminal and Koch shall return to EOTT an equal volume of Domestic Sweet Crude Oil at Arco's or Texaco's Cushing Terminal, as designated by EOTT, at an even trade differential (even trade).

         (c)      [*]

                  (i)      [*]

                  (ii)     [*]

                  (iv)     [*]

                  (v)      [*]

                  (vi)     [*]

                  (vii)    [*]

         (d)      [*]

         (e)      [*]

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                  [*]

         (f)      [*]

6.3      FAILURE TO MEET SPECIFICATIONS. [*]

         (a) the direct associated operating costs and acquisition costs on a per barrel basis to terminal and deliver a crude oil stream to the Arco Cushing terminal compliant with the specifications in Section 5.1 for the crude oil stream delivered to Koch; as compared to

         (b) the direct associated operating costs and acquisition costs on a per barrel basis to terminal and deliver a crude oil stream to the Arco Cushing terminal compliant with the specifications in Section 5.1 for a crude oil stream that would have met the specifications in Section 5.1.

         The notice shall include the particulars of all direct Koch operating costs and Cover Costs and the charges described above. The notice shall also include the estimated related costs of Koch and third parties, if any, for Koch to redeliver, if possible, such Terminal Volumes to EOTT so that EOTT may treat or otherwise dispose of such crude oil. EOTT shall notify Koch within 24 hours of receipt of notice from Koch under this provision as to whether EOTT will take delivery of such crude oil, if possible, or authorize Koch to terminal such crude oil pursuant to
         Section 6.3. If EOTT authorizes Koch to terminal such crude oil, then EOTT shall pay, or credit to Koch, the full respective amount described in Koch's notice in the month following the date on which Koch delivered the notice.

6.4      TERMINALLING FEES

         (a) EOTT shall pay Koch an initial terminalling fee of [*] per barrel, subject to adjustment in Section 6.4(d) (the "FEE"), for all Terminal Volumes received by Koch into the Terminal. EOTT shall pay Koch the Fee for [*] bpd (or for the volume delivered, if greater) for the term of Agreement, subject to decline in



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

                  Section 2.1(d) and regardless of whether EOTT delivers the Terminal Volumes required under this Agreement, except in the following circumstances:

                  (i)      This Agreement is terminated; or

                  (ii) Either Party suffers a Force Majeure event affecting the terminalling obligations under this Agreement, in which case no Fee shall be assessed during the term of the Force Majeure event.

         (b) Koch shall send EOTT monthly invoices which set forth Fees due to Koch for the prior month's deliveries. EOTT shall pay Koch's invoices in accordance with Section 4.1.

         (c) EOTT shall pay for all services that may be required by EOTT in order to make deliveries pursuant to this Agreement that are not to be performed by Koch, including but not limited to, independent inspection and laboratory testing and costs associated with the disposal of and/or treatment of Terminal Volumes and Supply Volumes under Sections 5.3 and 6.3.

         (d) Fee Adjustment: Beginning on January 1, 2002, and every three years thereafter, the Fee shall be adjusted by a factor calculated in the formula below. The calculation of the factor adjustment for the Fee shall be based upon the Producer Price Index Revision - Current Series ("PPI") and the National Employment, Hours, and Earnings Report ("NEHER"), published by the United States Department of Labor, Bureau of Labor Statistics ("BLS").

         (i) Formula: The Fee shall be adjusted using the following formula:

                           Fee(Y) = 0.85(E(Y)-1) + 0.15(L(Y)-1) x (Fee(Y)-1)
                                    0.85(E(Y)-2) + 0.15(L(Y)-2)

                           Where:

                           Fee(Y) = Fee for the current three year period, January 1 of year one through December 31 of year three of such period.

                           Fee(Y)-1 = Fee for the period previous to the current period.

                           E(Y)-1 = The average of all monthly values from the PPI for Electric Power and Natural Gas Utilities, West South Central region, Series ID #PCU4981-137, for the three calendar years previous to the current calendar year that are published by the BLS as of December 30 of such year previous.


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

                           L(Y)-1 = The average of all monthly values from the NEHER for Average Hourly Earnings of Production Workers, Crude Petroleum and Natural Gas, Series ID #EEU10131006, for the three calendar years previous to the current calendar year that are published by the BLS as of December 30 of such year previous.

                           E(Y)-2 = The average of all monthly values from the PPI for Electric Power and Natural Gas Utilities, West South Central region, Series ID #PCU4981-137, for the three calendar years previous to the current calendar year that are published by the BLS as of December 30 of such year previous.

                           L(Y)-2 = The average of all monthly values from the NEHER for Average Hourly Earnings of Production Workers, Crude Petroleum and Natural Gas, Series ID #EEU10131006, for the three calendar years previous to the current calendar year that are published by the BLS as of December 30 of such year previous.

         Three decimal places shall be carried throughout the calculation of the Fee. The Fee shall be rounded to hundredths of cents to determine the final Fee.

                           Example:  [*]

                           [*]

                  (ii) In the event that the PPI, NEHER or the above-referenced statistics shall no longer be published or shall materially change in nature or scope, both parties shall agree on a substitute index or publication which shall be reasonably comparable in form and substance to the PPI or NEHER as published on the date of this Agreement.

6.5      MEASUREMENT OF SUPPLY AND TERMINAL VOLUMES

         (a) Koch shall measure deliveries of Terminal Volumes and Supply Volumes by EOTT to Koch or transfer to a connecting terminal by using approved custody transfer meters (according to API standards) designed, maintained and operated in accordance with industry standards. In the event such meter measurement facilities are not available, measurement of the Supply and Terminal Volumes shall be based on tank gauges at the Terminal.


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

         (b) EOTT may, at its expense, have a representative witness all measurements of Supply and Terminal Volumes taken by Koch.

         (c) All measurement facilities shall be in conformance with the latest edition of API Recommended Practices, and all measurements shall be in accordance with the latest edition of the API Manual of Petroleum Measurements Standards, using net barrels corrected to 60 degrees Fahrenheit. All meters shall be proved at least once a month, and EOTT may have a representative present during meter proving.

6.6      INDEMNITY.

         (a) EOTT shall indemnify, defend and hold Koch, its parent or parents, Affiliates, officers, agents, and employees harmless from and against all claims, demands, damages, judgments, causes of action, liabilities, lawsuits, costs, fees, penalties (to the extent permitted by law) and expenses (excluding attorney fees) for actual damages (including, but not limited to property damage, disposal and/or treatment costs, or failure to meet contractual obligations), specifically excluding any consequential or incidental damages associated with such actual damages, arising out of or in connection with the timeliness of deliveries or quality of Terminal Volumes delivered by EOTT which fail to comply with the requirements of this Agreement.

         (b) Koch shall indemnify, defend and hold EOTT, its parent or parents, Affiliates, officers, agents, and employees harmless from and against all claims, demands, damages, judgments, causes of action, liabilities, lawsuits, costs, fees, penalties (to the extent permitted by law) and expenses (excluding attorney fees) for failure to meet contractual obligations, specifically excluding any consequential or incidental damages associated with such actual damages, [*].


             ARTICLE 7 - DELIVERY POINT, TITLE, RISK AND MEASUREMENT

7.1 DELIVERY POINT. EOTT shall deliver Supply Volumes required to be delivered hereunder and Terminal Volumes, subject to the requirements of Sections 2.1, 2.2 and Articles 5 and 6, into/within the facilities of Koch at Cushing, Oklahoma, and Arco's Cushing Terminal, and/or by in-line transfer or as mutually agreed to between the parties at Texaco's Cushing terminal or Shell's Cushing terminal (or the respective successors in interest of these terminals). Koch shall deliver any Terminal Volumes in excess of Supply Volumes to a carrier designated by EOTT with which Koch has a direct connection and capacity to deliver to the desired terminal.

7.2 TITLE AND RISK. Title to and risk of loss of Supply and Terminal Volumes delivered hereunder shall pass at the delivery points contemplated by Section 7.1. EOTT shall retain



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

         title to and risk of loss of the Terminal Volumes until delivered to Koch as Supply Volumes.

7.3 VARIATION IN DELIVERIES. The Parties agree that the Supply and Terminal Volumes shall be delivered in accordance with the applicable published transportation tariffs of relevant pipelines into the Terminal. Accordingly, the total volume delivered during each month shall be deemed to have been delivered on each day during the month at an average daily rate during that month.

7.4 MEASUREMENT OF SUPPLY AND TERMINAL VOLUMES. The quantity of Supply and Terminal Volumes physically delivered under this Agreement shall be determined by the official shipper's balance at the custody transfer meter at the delivery points described in Section 7.1 maintained in accordance with the published rules and regulations of the pipeline carrier or terminal operator which takes delivery of such Supply or Terminal Volumes at the delivery point. In the event that a Party owns and maintains a meter that is to be used for measurement of Supply or Terminal Volumes, measurement from that meter shall be conducted according to the API Manual of Petroleum Measurement Standards in effect at the time of the measurement, and the metering equipment used for such measurement shall be proven.

         Either party may request for a meter to be proven more than once a month, using the following procedure: A Party owning a meter that is to be proven shall give the other Party to this Agreement at least forty-eight hours advance written or verbal notice prior to meter proving, and the Party receiving such notice shall have the right to witness that meter proving. The Parties shall use all reasonable efforts to have such proving occur as soon as practicable after the request thereof and in any event no later than ten (10) days after such request. If, on any such proving, the meter factor is determined to be correct (varies by less than 0.25% from the last meter proving), the meter shall be deemed to be accurate for the purposes of this Article 7, and no adjustment shall be made in computing the quantity of the Supply or Terminal Volumes delivered and the Party which requested the proving shall pay the expenses of the proving. If, on any such proving, the meter factor is determined not to be correct, the Party which did not request the proving shall pay the expense thereof and the quantity of Supply or Terminal Volumes delivered shall be adjusted for any period which is known definitely or agreed upon by the Parties; provided however that, if the period is not known definitely or agreed upon by the Parties, such adjustment shall be for the period covering the last half of the volumes measured by the meter being proven since the date of the last proving.

7.5      [*]

         [*]

                      ARTICLE 8 - LIMITATION ON OBLIGATIONS

8.1 FORCE MAJEURE EVENTS. In the event of the occurrence of a Force Majeure event which prevents performance hereunder, the Party or Parties whose performance is thereby prevented or delayed shall, unless otherwise provided below, be relieved for any obligation or liability under
         Article 2 or Article 6 of this Agreement other than Koch's obligation to pay for Supply Volumes delivered prior to the Force Majeure event or EOTT's obligation to pay for terminalling services provided prior to the Force Majeure event. "FORCE MAJEURE" means an event which is beyond the reasonable control of the Parties that either prevents the Party from delivering the affected Supply Volumes or prevents the Party from accepting the delivery of the affected Supply Volumes. The following are the only instances that will be recognized as Force Majeure events: earthquakes, floods, landslides, civil disturbances, sabotage, acts of public enemies, war, blockages, insurrections, riots, epidemics, the act of any governmental, statutory or regulatory authority, the inability to obtain or the curtailment of electric power, water or fuel, strikes, lockouts or other labor disruptions, fires, and explosions. For greater certainty, a lack of funds, the availability of more attractive markets, or inefficiencies in operations do not constitute Force Majeure events. The Party claiming the Force Majeure event agrees to notify the other Party of the occurrence of the Force Majeure event as soon as possible, but in any event within two (2) Business Days, specifying the causes of and expected duration of the Force Majeure event.

         (a) EXCEPTIONS. No Party shall be entitled to the benefits of the provisions of this Section 8.1 under any or all of the following circumstances:

                  (i) if the failure to observe or perform any of the covenants or obligations therein imposed upon it was caused by arrest or restraint by any government or regulatory or statutory undertaking or order of any court and such arrest, restraint or order was the result of breach by the Party claiming Force Majeure of the terms of a permit, license, certificate or other authorization granted by a governmental or regulatory body having jurisdiction, or of any applicable laws, regulations or orders; or

                  (ii) if the failure to observe or perform any of the covenants or obligations herein imposed upon it was caused by the Party claiming Force Majeure having failed to remedy the conditions and to resume the performance of such covenants or obligations with reasonable dispatch.

         (b) RESUMPTION OF PERFORMANCE. Upon cessation of the causes of such failure or delay by either Party, performance hereunder shall be resumed. Such failure or delay shall not operate to extend the Term of this Agreement nor obligate either Party to make up any quantities not delivered or accepted. Nothing herein shall be interpreted as requiring either Party to settle any strike or other labor dispute contrary to what it deems its best interest or requiring any Party to delay payment for Supply Volumes delivered pursuant hereto.

8.2      KOCH CUSHING TERMINAL SHUTDOWN.

         (a) KOCH CUSHING TERMINAL SHUTDOWN. If Koch makes a bona fide decision to permanently terminate operations at the Terminal, Koch shall forthwith give notice of such decision to EOTT (a "KOCH CUSHING TERMINAL SHUTDOWN NOTICE"), including the reasons therefor and the scheduled date for the permanent termination of operations at Cushing (any such termination referred to herein as a "KOCH CUSHING TERMINAL SHUTDOWN") and

                  (i) Koch shall be entitled to terminate this Agreement upon the date of the Koch Cushing Terminal Shutdown PROVIDED THAT the shutdown does not occur until at least ninety (90) days after the delivery of Koch Cushing Terminal Shutdown Notice and no later than one (1) year after the delivery of such notice;

                  (ii) EOTT shall be entitled to terminate this Agreement at any time after the delivery of the of Koch Cushing Terminal Shutdown Notice;

                  (iii) EOTT shall also be entitled to suspend its obligations to sell and deliver Supply Volumes pursuant to this Agreement by notice to Koch at any time after the delivery of a Koch Cushing Terminal Shutdown Notice, which suspension shall commence thirty (30) days after the delivery of the suspension notice by EOTT and continue until the earlier of the termination of this Agreement or thirty (30) days after delivery of a notice by EOTT to Koch of EOTT's election to resume the sale and delivery of Supply Volumes to Koch pursuant to this Agreement;

                  (iv) EOTT, in addition to being entitled to suspend its obligations to deliver and sell Supply Volumes under this Agreement, shall be entitled to a right of first refusal to purchase the Terminal from Koch (or any successor in interest to Koch for as long as this Agreement is in effect) when Koch (or any successor in interest to Koch for as long as this Agreement is in effect) receives any bona fide bid which Koch (or any successor in interest to Koch for as long as this Agreement is in effect) is willing to accept for the sale of such terminal; and

                  (v) In the event EOTT does not exercise its right of first refusal on the Terminal (as referenced in Section 8.2(a)(iv) above), Koch (or any successor in interest) shall include, as a requirement in any sale of the

                           Terminal, that the purchaser agree to continue with this Agreement for the remainder of its Term.

8.3      ANTICIPATED MARKET CHANGES

         (a)      [*]

         (b) If the NYMEX Light Sweet Crude Oil Contract is transacted on a gravity delivered basis, Section 3.1 shall be amended to incorporate the related price adjustments for a gravity delivered crude oil barrel.

8.4      MARKET CHANGE ON SUPPLY VOLUMES RENDERING EOTT PERFORMANCE UNECONOMIC.

         (a) If a change in the Crude Oil Market at Cushing, Oklahoma (hereinafter referred to as a "Changed Condition") occurs and, as a direct result of that change, [*], then EOTT shall be entitled to renegotiate the price under which the Parties sell and purchase Supply Volumes under this Agreement by written notice to Koch ( the "EOTT RENEGOTIATION NOTICE"). "Economic Harm" for EOTT results when an alternative publicly quoted market pricing index for Domestic Sweet Crude Oil at Cushing, readily obtainable at Cushing, reflects prices which are greater than the price paid by Koch to EOTT for Supply Volumes and priced during the same relevant time period. For purposes of this Agreement, rolling the barrels by selling front/back spreads does not constitute an alternative publicly quoted market.

         (b) EOTT shall not be entitled to deliver an EOTT Renegotiation Notice unless EOTT shall have delivered to Koch a detailed description of EOTT's calculations of EOTT's Uneconomic Conditions, which shall specify the difference between the market pricing provisions in section 3.1 and another publicly quoted market pricing index for Domestic Sweet Crude Oil at Cushing, Oklahoma, of the same quality priced during the same time frame.


         (c) Concurrent with the delivery of the EOTT Renegotiation Notice, EOTT shall make a bona fide written offer to Koch, in good faith, (collectively the "EOTT ADJUSTING OFFER") to amend the Supply Volume Price Formula.

         (d)      Koch shall be entitled to

                  (i) accept any EOTT Adjusting Offer at any time within the thirty (30) days after the delivery thereof; or

                  (ii) terminate the Supply Volumes provisions of this Agreement by 30 day written notice to EOTT at any time after the delivery of an EOTT Renegotiation Notice, which shall trigger Koch's Right of First Refusal in Schedule C.

8.5      MARKET CHANGE ON SUPPLY VOLUMES RENDERING KOCH PERFORMANCE UNECONOMIC.

         (a) If a Changed Condition occurs and, as a direct result of that change, [*], then Koch shall be entitled to renegotiate the price under which the Parties to sell and purchase Supply Volumes under this Agreement by written notice to EOTT (the "KOCH RENEGOTIATION NOTICE"). "Economic Harm" for Koch results when an alternative publicly quoted market pricing index for Domestic Sweet Crude Oil at Cushing, readily obtainable at Cushing, reflects prices which are less than the price paid by Koch to EOTT for Supply Volumes and priced during the same relevant time period. For purposes of this Agreement, rolling the barrels by selling front/back spreads does not constitute an alternative publicly quoted market.

         (b) Koch shall not be entitled to deliver a Koch Renegotiation Notice unless Koch shall have delivered to EOTT a detailed description of Koch's calculations of Koch's Uneconomic Conditions, which shall specify the difference between the market pricing provisions in section 3.1 and another publicly quoted market pricing index for Domestic Sweet Crude Oil at Cushing, Oklahoma, of the same quality priced during the same time frame.

         (c) Concurrent with the delivery of the Koch Renegotiation Notice, Koch shall make a bona fide written offer to EOTT, in good faith, (collectively the "KOCH ADJUSTING OFFER") to amend the Supply Volume Price Formula.

         (d)      EOTT shall be entitled to

                  (i) accept any Koch Adjusting Offer at any time within the thirty (30) days after the delivery thereof; or

                  (ii) terminate the Supply Volumes provisions of this Agreement by 30 day written notice to Koch at any time after the delivery of a Koch Renegotiation Notice.

         (e) In the event EOTT rejects any Koch Adjusting Offer, EOTT may enter into agreements with third parties on all or a portion of the Supply Volumes, for terms in total which shall not exceed six (6) months from the date on which Koch ceases purchasing Supply Volumes. At any time Koch may elect, effective no sooner than six (6) months after the date on which Koch ceases purchasing Supply Volumes, to purchase crude oil under its Right of First Refusal, as set out in Schedule C.

8.6 CHANGES ON TERMINAL VOLUMES RENDERING KOCH PERFORMANCE UNECONOMIC. The term "KOCH" for purposes of this Section 8.6 shall mean Koch or its successors in interest approved in writing by EOTT.

         (a)      If:

                  (i)      [*]

                  (ii)     [*]

                  (herein referred to as the "UNECONOMIC TERMINAL CONDITIONS"); then Koch shall be entitled to suspend the obligations of the Parties to deliver and terminal Terminal Volumes and sell and purchase Supply Volumes under this Agreement by written notice to EOTT (the "TERMINAL SUSPENSION NOTICE"). Such suspension of obligations shall continue until the earlier of:

                           (A) Thirty (30) days after the delivery of a notice by Koch to EOTT that the Uneconomic Terminal Conditions have ceased (the "KOCH RESUMPTION NOTICE"); or

                           (B)      The Termination of this Agreement.

         (b) Koch shall not be entitled to deliver a Terminal Suspension Notice unless Koch shall have delivered to EOTT a full explanation of the Uneconomic Terminal Conditions, including a detailed description of Koch's calculations of its direct terminal costs.

         (c) Concurrent with the delivery of the Terminal Suspension Notice, Koch shall make a bona fide written offer to EOTT (the "ADJUSTING TERMINAL OFFER") to amend the Fee.

         (d) EOTT shall be entitled to accept or reject any Adjusting Terminal Offer at any time within the thirty (30) days after the delivery thereof.

         (e) In the event EOTT rejects an Adjusting Terminal Offer, Koch shall have the right to either continue the Agreement using the Fee currently in place, issue to EOTT a Koch Cushing Terminal Shutdown Notice, as set out in Section 8.2(a), or continue terminalling for volumes reasonably adjusted using the remaining unaffected assets at the Terminal which are dedicated to EOTT pursuant to the Agreement.

         (f) DEFINITION - TERMINAL CHANGE. "TERMINAL CHANGE" means a change in conditions which causes or is projected to cause Koch to incur extraordinary costs at the Terminal. Such causes shall include, but are not limited to:

                  (i) A change in the law (including but not limited to any federal, state or local level statutes, regulations, ordinances, orders and other legal requirements); or

                  (ii) A change in industry practices (including but not limited to operational changes and specifications); or

                  (iii) Physical damage to the Terminal resulting from causes, whether occurring naturally or by other means, which include, but are not limited, to any weather conditions, electrical conditions, explosions, fires and abnormal operational occurrences. Provided, however, that EOTT shall be allowed, at its sole discretion, to carry insurance on the Terminal assets dedicated to EOTT, to protect its position under this Agreement with Koch as an additional insured so that such insurance proceeds are paid to Koch and applied against Koch's Cash Costs and or Terminal Changes in Section 8.6(a). If any non-Koch entity successor or assign to this Agreement receives insurance proceeds for damage to the assets dedicated to EOTT, such proceeds shall be applied to offset Koch's Cash Costs or Terminal Changes.

                  The foregoing notwithstanding, "Terminal Change" shall not include costs which exceed costs necessary to (a) repair damage to the Terminal, or (b) keep the Terminal in compliance with law or industry practices.

8.7 SUPPLY VOLUMES SALES DURING FORCE MAJEURE EVENTS AND TERMINAL VOLUMES SUSPENSIONS. Any Supply Volumes which are not sold and delivered to Koch under this Agreement due to any Force Majeure event or Terminal Volumes Suspension pursuant to Section 8.6 may be sold by EOTT to any other Person free and clear of all rights or claims of Koch under this Agreement.


                   ARTICLE 9 - EVENTS OF DEFAULT AND REMEDIES

9.1 EVENTS OF DEFAULT BY KOCH. Each of the following events shall constitute an Event of Default by Koch:


         (a) FAILURE TO TERMINAL. [*] fails to terminal [*] Terminal Volumes that comply with the specifications of this Agreement, pursuant to this Agreement (after giving effect to Articles 5 and 6 and Force Majeure events), or makes default in the due and punctual payment or crediting of any amount owing by it under Sections 4.1 and 4.2, and such failure or default continues for a period of thirty (30) days after notice is given to Koch by EOTT. If Koch defaults under the terms of this Section 9.1(a), EOTT shall have the right to terminate this Agreement and maintain the rights established in Section 10.9.

         (b) INSOLVENCY. If a judgment, decree or order of a court of competent jurisdiction is entered against Koch

                  (i) adjudging such Person bankrupt or insolvent, or approving a petition seeking its reorganization, winding up or other relief with respect to itself, its debts or obligations under the Bankruptcy Code (United States), including Chapter 11 thereof, or any other bankruptcy insolvency or analogous Applicable Law in the United States or elsewhere; or

                  (ii) appointing a receiver, trustee, liquidator, or other Person with like powers, over all, or substantially all, of the property of such Person; or

                  (iii) ordering the involuntary winding up or liquidation of the affairs of such Person; or

                  (iv) if any receiver or other Person with like powers is appointed over all, or substantially all, of the property of such Person, unless such appointment is stayed.

         (c)      WINDING UP.  If:

                  (i) an order or a resolution is passed for the dissolution, winding up, reorganization or liquidation of Koch pursuant to Applicable Law; or

                  (ii) if Koch institutes proceedings to be adjudicated bankrupt or insolvent, or consents to the institution of bankruptcy or insolvency proceedings against it under the Bankruptcy Code (United States), including Chapter 11 thereof, or any other bankruptcy, insolvency or analogous Applicable Law; or

                  (iii) Koch consents to the filing of any petition under any such Applicable Law or to the appointment of a receiver, or other Person with like powers, over all, or substantially all, of such Person's property; or

                  (iv) Koch makes a general assignment for the benefit of creditors, or becomes unable to pay its debts generally as they become due; or

                  (v) Koch takes or consents to any action in furtherance of any of the aforesaid purposes.

9.2 EVENTS OF DEFAULT BY EOTT. Each of the following events shall constitute an Event of Default by EOTT:


         (a) FAILURE TO DELIVER. If EOTT fails to make available for delivery Supply Volumes pursuant to this Agreement (after giving effect to Sections 5.1 and 7.3 and Force Majeure events ), or makes default in the due and punctual payment or crediting of any amount owing by it under Sections 4.1, 4.2,
                  5.3 and 6.3 of this Agreement, and such failure or default continues for a period of thirty (30) days after notice is given to EOTT by Koch. If EOTT defaults under the terms of this Section 9.2(a), Koch shall have the right to terminate this Agreement and maintain the rights established in Section 10.9.

         (b) INSOLVENCY. If a judgment, decree or order of a court of competent jurisdiction is entered against EOTT:

                  (i) adjudging EOTT bankrupt or insolvent, or consents to the institution of bankruptcy or insolvency proceedings against it under the Bankruptcy Code (United States), including Chapter 11 thereof, or any other bankruptcy, insolvency or analogous Applicable Law; or

                  (ii) appointing a receiver, trustee, liquidator, or other person with like powers, over all, or substantially all, of the property of EOTT; or

                  (iii) ordering the involuntary winding up or liquidation of the affairs of EOTT; or

                  (iv) if any receiver or other Person with like powers is appointed over all, or substantially all, of the property of EOTT, unless such appointment is stayed.

         (c)      WINDING UP.  If:

                  (i) an order or a resolution is passed for the dissolution, winding up, reorganization or liquidation of EOTT pursuant to Applicable Law; or

                  (ii) EOTT institutes proceedings to be adjudicated bankrupt or insolvent, or consents to the institution of bankruptcy or insolvency proceedings against it under the Bankruptcy Code (United States), including Chapter 11 thereof, or any other bankruptcy, insolvency or analogous Applicable Law; or

                  (iii) EOTT consents to the filing of any petition under any such Applicable Law or to the appointment of a receiver, or other Person with like powers, over all, or substantially all, of EOTT's property; or

                  (iv) EOTT makes a general assignment for the benefit of creditors, or becomes unable to pay its debts generally as they become due; or

                  (v) EOTT takes or consents to any action in furtherance of any of the aforesaid purposes.

9.3 REMEDIES ON EVENT OF DEFAULT. Where an Event of Default has occurred in respect of any Party (the "DEFAULTING PARTY"), the other Party (the "NON DEFAULTING PARTY"), in addition to, and not in substitution for any other rights and remedies available at law or in equity, may:

         (a) subject to Sections 9.1(a) and 9.2(a), terminate this Agreement on ten (10) days prior written notice to the Defaulting Party, unless such Event of Default has been cured or remedied prior to the date of such notice; and

         (b) regardless of whether or not this Agreement is terminated pursuant to Section 9.3(a), and subject to the limitations in
                  Section 9.5, recover damages from the Defaulting Party for losses of the Non Defaulting Party arising from such Event of Default.

         If this Agreement is terminated pursuant to Section 9.3(a), the Non Defaulting Party shall have no further obligations under this Agreement except as contemplated by Section 10.9.

9.4 WAIVERS. An Event of Default may only be waived by written notice from the Non Defaulting Party to the Defaulting Party.

9.5 LIMIT ON PARTIES' RESPONSIBILITY. The Parties' obligations and liability under this Agreement shall be subject to the following limitations:

         (a) Koch's liability for any breach of its obligations to purchase and take delivery of Supply Volumes from EOTT in the volumes required under the terms of this Agreement shall be limited to:

                  (i) all reasonable direct costs and expenses incurred by EOTT in finding substitute purchasers of the Supply Volumes;

                  (ii) any loss of profit by EOTT as measured by the proceeds which EOTT would have received from the sale of Supply Volumes to Koch under this Agreement at the Supply Volume Price, less the proceeds received by EOTT on the sale of such Supply Volumes to the substitute purchaser. In calculating the costs under this item (ii), EOTT shall be required to include all direct costs associated with such sale; and

                  (iii) interest as may be payable under this Agreement or Applicable Law.

         (b) EOTT's liability for any breach of its obligations to sell and deliver Supply Volumes to Koch in the volumes required under this Agreement shall be limited to:

                  (i) all reasonable direct costs and expenses incurred by Koch in finding substitute crude oil for the Supply Volumes;

                  (ii) any loss in profits by Koch as measured by the profits which Koch would have earned on the marketing and sale of the Supply Volumes, less the profits which Koch earns on the marketing and sale of substitute crude oil. In calculating the costs under this item (ii), Koch shall be required to include all of the types of direct costs which are included in the definition of Koch Cash Costs; and

                  (iii) interest as may be payable under this Agreement or Applicable Law.

         (c) Except as expressly provided in Sections 9.5(a) and (b), in no event, whether in tort, negligence, breach of contract, warranty, indemnity, strict liability or otherwise, shall any Party hereto be liable to any other Party for loss of profits, revenues, use, production or contracts, downtime costs or claims of customers of a Party for such damages or for any financial or economic loss or for any indirect, consequential, punitive or exemplary damages whatsoever that may be suffered by any other Party. Neither party shall be liable to the other for court costs, attorneys fees or other litigation related costs.

         (d) Nothing in this Section 9.5 shall have the effect of limiting or reducing the obligations of any Party to mitigate its losses as a result of any breach by any other Party of their obligations under this Agreement and losses contemplated by Sections 9.5(a) and (b) shall be calculated after giving effect to the results of such mitigation or required mitigation. In addition, no Party shall be entitled to recover losses in respect of transactions with Affiliates unless such transactions are bona fide and on terms which are more favorable to the Party than the terms which would have been received by the Party in the most favorable alternative arms length transaction.


                         ARTICLE 10 - GENERAL PROVISIONS

10.1     INTERPRETATION.

         (a) DEFINITIONS. In this Agreement, including the Preamble, capitalized terms used in this Agreement and not otherwise defined in the Preamble or body of this Agreement, shall have the meanings ascribed to them in the Definitions Schedule to this Agreement.

         (b) INDUSTRY USAGE. In this Agreement, any word, phrase or expression which is not defined in the Definitions Schedule or elsewhere herein shall, unless the context otherwise requires, have the meaning ascribed to it in the usage or custom of the business of the production, transportation, distribution or sale of crude oil in the United States.

         (c) SINGULAR OR PLURAL. Words importing the singular number shall include the plural and vice versa.

         (d) HEADINGS AND INDEX. The headings and table of contents in this Agreement are for convenience only and shall not be considered in the interpretation of the Agreement.

         (e) SUBJECT TO ALL LAWS. This Agreement and the rights and obligations of the Parties hereto are subject to all present and future Applicable Laws.

         (f) SCHEDULES. The following Schedules attached hereto are incorporated by reference into and form part of this
                  Agreement:

                           Schedule A                Koch Cash Costs
                           Schedule B                Koch's Cushing Dedicated Crude Oil Tankage
                           Schedule C                Koch's Right of First Refusal on Supply Volumes

10.2 APPLICABLE LAW. The validity, interpretation and performance of this Agreement shall be governed by the laws of the state of Texas and the federal laws of the United States applicable therein.

10.3 COMPLIANCE WITH APPLICABLE LAW. No Party, nor their duly authorized representatives, is permitted to take any action hereunder which would constitute a material breach of any Applicable Law.

10.4 ADDRESS AND FORM OF NOTICE. Any notice permitted or required to be given under this Agreement shall be in writing, either delivered, mailed or sent via telecommunication and shall be addressed to the Parties hereto as follows:


         EOTT:                      EOTT Energy Operating Limited Partnership
                                    P.O. Box 4666
                                    Houston, TX  77210-4666
                                    Attention:  President
                                    Telecopier No:  (713) 993-5821

         Koch:                      Koch Oil Company
                                    4111 East 37th Street North
                                    Wichita, KS  67220
                                    Attention:  Vice President
                                    Telecopier No:  (316) 828-8245

         The address and telecopier numbers at which written notice may be delivered may be changed through written notice made pursuant to this
         Section 10.4.

10.5     DEEMED RECEIPT OF NOTICE.  Any notice shall:

         (a) if hand delivered, be deemed to have been given or made at the time of delivery;

         (b) if sent by telecopy, telex, telecommunication device or other similar form of communication, be deemed to have been given or made on the working day following the day on which it was sent; and/or

         (c) if mailed, be deemed to have been made four (4) Business Days after the postmarked date thereof.

10.6     RESTRICTIONS ON ASSIGNMENT.

         (a) Except as provided in this Section 10.6, no Party may assign its interest in this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld.

         (b) A Party may at any time, without the consent of the other Party, assign its interest in this Agreement to any Affiliate, provided that such Affiliate shall execute and deliver to the other Parties a written agreement agreeing to be bound by the terms and conditions of this Agreement. Notwithstanding any such assignment, the Party making such assignment shall not, without the consent of the other Party (which consent shall not be unreasonably withheld), be released from the performance of its obligations under this Agreement.

         (c) A Party may at any time, without the consent of the other Party, assign its rights under this Agreement as collateral security for the payment or performance of any indebtedness or obligations payable or to become payable by such Party. In connection therewith, if requested by the Person receiving the assignment, (the "SECURED PARTY") the non-assigning Party shall execute an appropriate consent to such assignment in a form requested by the assigning Party acting reasonably. Each Party agrees that the assigning Party shall remain liable to the non-assigning Party notwithstanding such assignment and that the Secured Party shall not be deemed to assume the performance of the obligations of the assigning Party hereunder solely as a result of such assignment.

10.7 INUREMENT. Subject to Section 10.6, this Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the Parties hereto. Each Party covenants that it shall cause each of its Affiliates to comply with the terms and conditions of this Agreement.

10.8     CONFIDENTIALITY OBLIGATIONS.

         Any and all confidential information that either Party may acquire under the terms of this Agreement shall be treated as follows:

         (a) For the purposes of this Agreement, the term "CONFIDENTIAL INFORMATION" shall mean any information and knowledge relating to the business of a Party, including without limiting the generality of the foregoing:

                  (i)      [*]

                  (ii) information relating to the operation of the Terminal; and

                  (iii)    the terms and conditions of this Agreement.

         (b) The provisions of this Section 10.8 shall not apply to any confidential information:

                  (i) which at the time of disclosure is generally available to the public, or which after the time of disclosure becomes generally available to the public through no fault of the recipient Party;

                  (ii) which at the time of disclosure is in the possession of the recipient Party or any Affiliate of such recipient Party, or which after the time of disclosure becomes available to the recipient Party or any Affiliate of such recipient Party, and which was not acquired directly or indirectly from another party or in breach of any contractual or other duty of confidentiality; and

                  (iii) which at any time is authorized by a Party in writing to be disclosed to a specified third party.

         (c) Notwithstanding any other provision of this Article, a Party shall be entitled to disclose any confidential information:

                  (i) to the extent necessary, in confidence to any banker, underwriter or financial institution which will or may provide financing to such Party;

                  (ii) to the extent necessary to acknowledge to third parties that an agreement as to the Supply and Terminal Volumes exists between the Parties;

                  (iii) to the extent necessary to comply with any Applicable Law, including any applicable regulation, permit, license or authorization of any governmental or regulatory body having jurisdiction; or

                  (iv) to the extent necessary in any legal proceedings between EOTT and Koch with respect to this Agreement or the transactions contemplated hereby.

         (d) Each party shall use the same reasonable efforts to keep the terms of this Agreement confidential as that party uses to keep its other business matters confidential.

10.9     SURVIVAL OF TERMINATION. Sections 2.1(e), 3.3, 4.1, 4.2, 4.4, 4.5, 5.1,
         5.2, 5.3, 5.4, 6.2, 6.3, 6.6, 7.2, 9.3, 9.5, Article 10 and Schedule C
         shall survive the expiration or termination of this Agreement and shall bind the Parties to this Agreement for a period commencing with the effective date of this Agreement and ending on the date which is four
         (4) years after the end of the Term. In addition, termination of this Agreement for any reason shall not relieve a Party of any obligation accrued or accruing prior to such termination.

10.10 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all negotiations, discussions and undertakings between the Parties in relation to the purchase, terminalling and sale of Supply and Terminal Volumes, and there are not other understandings or agreements, oral or written, with respect thereto. There shall be no modification, amendment or waiver of the terms and conditions of this Agreement except by written agreement signed by the Parties hereto.

10.11 AMENDMENTS. Unless otherwise provided herein, no changes, alteration or modifications to this Agreement shall be effective unless in writing and signed by the respective duly authorized representatives of the Parties hereto. Except as otherwise expressly provided herein, the failure of a Party to insist upon the strict performance of any provision of this Agreement or to exercise any right, power or remedy granted hereunder shall not operate as or be construed as a waiver of any such provisions, right, power or remedy, or in any manner impair the ability of the Party to enforce it, or any other provision, right, power or remedy at any subsequent time or times.

10.12 SEVERABILITY. If one or more of the non-material provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and shall be deemed severed from this Agreement which shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

10.13 DUE AUTHORIZATION AND ENFORCEABILITY. Each Party represents and warrants that it is a corporation or partnership duly organized in accordance with the laws of its jurisdiction of organization; that it is empowered, authorized and entitled to enter into this Agreement and any and all transactions contemplated hereby; that all corporate and other proceedings required to be taken by or on its behalf to authorize it to enter into and carry out this Agreement have been duly and properly taken; and that this Agreement has been duly executed and delivered by it and is legal, valid and binding upon it and enforceable against it in accordance with its terms.

10.14 FURTHER ASSURANCES. The Parties respectively agree to execute and deliver such further instruments, papers and documents, and to do such further acts and things, as may reasonably be necessary or as may reasonably be requested for the purpose of carrying out the provisions of this Agreement.

10.15 NO PARTNERSHIP. Nothing in this Agreement shall be deemed in any way or for any purpose to constitute any Party a partner of any other Party to this Agreement in the conduct of any business or otherwise.

10.16    TIME. Time shall be of the essence in this Agreement.

10.17 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but which together shall constitute but one and the same instrument.

10.18 GOOD FAITH. The Parties agree to act in good faith towards one another with regards to this Agreement.


* Confidential treatment has been requested with respect to certain portions of this exhibit.

         AGREED TO by the Parties effective on the date written above.

                          KOCH OIL COMPANY

                          By:                 /s/  JAMES B. URBAN
                             --------------------------------------------------
                          Printed Name:       James B. Urban
                          Title:              Vice President

                          EOTT ENERGY OPERATING LIMITED PARTNERSHIP
                          By:      EOTT Energy Corp., its General Partner

                          By:                 /s/  STEPHEN W. DUFFY
                             --------------------------------------------------
                          Printed Name:       Stephen W. Duffy
                          Title:              Vice President

                              DEFINITIONS SCHEDULE
                             TO THE CRUDE OIL SUPPLY
                           AND TERMINALLING AGREEMENT
                    DATED THE __ DAY OF _____, 1998, BETWEEN
                    EOTT ENERGY OPERATING LIMITED PARTNERSHIP
                              AND KOCH OIL COMPANY

                                  DEFINED TERMS


"ADJUSTING TERMINAL OFFER" has the meaning ascribed thereto in Section 8.6(c).

"AFFILIATE" means a Corporation or partnership that is affiliated with the party in respect of which the expression is being applied, and, for the purpose of this definition:

(a) A corporation or partnership is affiliated with another corporation or partnership if it directly or indirectly controls or is controlled by that other corporation or partnership, and for the purpose of determining whether a corporation or partnership so controls or is so controlled, it shall be deemed that

         (i) a corporation is directly controlled by another corporation or partnership if shares of the corporation to which are attached are more than 50% of the votes that may be cast to elect directors of the corporation are beneficially owned by that other corporation or partnership and the votes attached to those share are sufficient, if exercised, to elect a majority of the directors of the corporation,

         (ii) a partnership is directly controlled by a corporation or another partnership if that corporation or other partnership beneficially owns more than 50% interest in the partnership, and

         (iii) a corporation or partnership is indirectly controlled by another corporation or partnership if control, as defined in
                  (a)(i) or (ii) above, as the case may be, is exercised through one or more other corporations or partnerships; and

(b) Where two or more corporations or partnerships are affiliates at the same time with the same corporation or partnership, they shall be deemed to be affiliated with each other.

"AGREEMENT" means this Agreement, including the schedules and attachments hereto, as amended from time to time, and expressions "herein," "hereof," "hereby," "hereunder" and similar expressions refer to this Agreement and not to any particular subdivision hereof.

"APPLICABLE LAW" means, in relation to any Person, transaction or event, all applicable provisions of laws, statutes, rules, regulations, official directives and orders of all federal, provincial, municipal and local governmental bodies (whether administrative, legislative, executive or otherwise) and judgments, orders and decrees of all courts, arbitrators, commissions or bodies exercising similar functions in actions or proceedings in which the Person in question is a party or by which it is bound or having application to the transaction or event in question.

"BARREL" means Forty-two (42) United States gallons measured at 60 degrees F.

"BASKET" has the meaning ascribed thereto in Section 3.2(b)(i).

"BPD" means barrels per day.

"BUSINESS DAY" means any day on which banks are open for business in New York, New York.

"CONFIDENTIAL INFORMATION" has the meaning ascribed thereto in Section 10.8(a).

"COVER COSTS" means the difference between the cost of acquiring substitute goods and/or services due under this Agreement and the price for such goods and/or services.

"DAY" means a period of twenty four (24) consecutive hours beginning and ending at 7:00 a.m. Central Time.

"DECLINE/INCREASE FACTOR" has the meaning ascribed thereto in Section 2.1(d).

"DEFAULTING PARTY" has the meaning ascribed thereto in Section 9.3.

"DEFAULT RATE" has the meaning ascribed thereto in Section 4.2.

"DOMESTIC SWEET CRUDE OIL" has the meaning ascribed thereto in Section 2.1(a).

"EFFECTIVE DATE" means the date on which this Agreement becomes effective, which shall be December 1, 1998.

"EOTT" means EOTT Energy Operating Limited Partnership, its successors and permitted assigns.

"EOTT ADJUSTING OFFER" has the meaning ascribed thereto in Section 8.4(c).

"EOTT RENEGOTIATION NOTICE" has the meaning ascribed thereto in Section 8.4(a).

"EOTT UNECONOMIC CONDITIONS" has the meaning ascribed thereto in Section 8.4(a).

"EVENTS OF DEFAULT" shall, in respect of Koch, have the meaning ascribed thereto in Section 9.1 and, in respect of EOTT, have the meaning ascribed thereto in
Section 9.2.

"F" means Fahrenheit.

"FEE" has the meaning ascribed thereto in Section 6.4(a).




                                       II

"FORCE MAJEURE" has the meaning ascribed thereto in Section 8.1.

"IMPAIRED PARTY" has the meaning ascribed thereto in Section 4.6.

"KII" means Koch Industries, Inc. and its successors.

"KOCH" means Koch Oil Company, a subsidiary of Koch Industries, Inc., its successors and permitted assigns.

"KOCH ADJUSTING OFFER" has the meaning ascribed thereto in Section 8.5(c).

"KOCH CASH COSTS" has the meaning ascribed thereto in Schedule A.

"KOCH'S CUSHING TERMINAL" ("THE TERMINAL") has the meaning ascribed thereto in the Agreement.

"KOCH CUSHING TERMINAL SHUTDOWN" has the meaning ascribed thereto in Section 8.2(a).

"KOCH CUSHING TERMINAL SHUTDOWN NOTICE" has the meaning ascribed thereto in
Section 8.2(a).

"KOCH RENEGOTIATION NOTICE" has the meaning ascribed thereto in Section 8.5(a).

"KOCH RESUMPTION NOTICE" has the meaning ascribed thereto in Section 8.6(a)(ii)(A).

"KOCH UNECONOMIC CONDITIONS" has the meaning ascribed thereto in Section 8.5(a).

"KOCH'S POSTING" has the meaning ascribed thereto in Section 3.2(a).

"MEDIAN POSTING" has the meaning ascribed thereto in Section 3.2(b).

"MG" means one (1) milligram.

"MONTH" shall have the meaning set forth in the Agreement.

"NON DEFAULTING PARTY" has the meaning ascribed thereto in Section 9.3.

"PARTY" OR "PARTIES" means Koch, EOTT, or their respective successors or permitted assigns.

"PERSON" shall mean an individual, corporation, partnership, trust or unincorporated organization.

"PLATTS P+" has the meaning ascribed thereto in Section 3.2(c).

"PRIME RATE" has the meaning ascribed thereto in Section 4.2.



                                      III

"SECURED PARTY" has the meaning ascribed thereto in Section 10.6(c).

"SUPPLY VOLUME PRICE" means the price for Supply Volumes delivered or required to be delivered pursuant hereto determined in accordance with this Agreement.

"SUPPLY VOLUMES" has the meaning ascribed thereto in Section 2.1.

"TERM" means the period starting on the Effective Date and ending on the termination of this Agreement.

"TERMINAL CHANGE" has the meaning ascribed thereto in Section 8.6(f).

"TERMINAL SUSPENSION NOTICE" has the meaning ascribed thereto in Section 8.6(a).

"TERMINAL VOLUMES" has the meaning ascribed thereto in Section 2.1(b).

"TOTAL CASH COSTS" has the meaning ascribed thereto in Schedule A.

"TOTAL VOLUMES" has the meaning ascribed thereto in Schedule A.

"UNECONOMIC TERMINAL CONDITIONS" has the meaning ascribed thereto in Section 8.6(a).

"UNIMPAIRED PARTY" has the meaning ascribed thereto in Section 4.6.



                                       IV

                                   SCHEDULE A
                             TO THE CRUDE OIL SUPPLY
                           AND TERMINALLING AGREEMENT
                    DATED THE __ DAY OF _____, 1998, BETWEEN
                    EOTT ENERGY OPERATING LIMITED PARTNERSHIP
                              AND KOCH OIL COMPANY

                                 KOCH CASH COSTS
                           FOR KOCH'S CUSHING TERMINAL

UTILITIES/ENERGY

         All charges for consumed fuel gas (purchased and produced), electricity, communications and water.

MAINTENANCE

         All direct maintenance including maintenance labor, maintenance materials, contract maintenance and direct maintenance overhead.

OPERATIONS LABOR

         Operator and supervisor labor and related direct expenses for the terminal.

EXTERNAL LABOR

         Contract and Professional labor charges.

SUPPLIES

         Includes all operating supplies associated with operating the Terminal.

DIRECT FACILITIES

         Insurance and property taxes.

OTHER

         Includes all direct miscellaneous expenses and environmental costs.

SUPPORT GROUPS

         All direct costs charged to Cushing terminal support groups including labor, supplies, and other expenses.

NON-RECURRING EXPENSES

         Any non-recurring events such as power failures, major unit outages, and/or generally uncontrollable factors.

CALCULATIONS

         Koch Cash Costs, for purposes of this Agreement, shall be calculated using the following formula for any respective monthly or annual period:

         [*]

"TOTAL CASH COSTS" means "The total of the costs described in this Schedule reasonably attributable to Koch's direct operation of its Cushing Terminal."

"TOTAL VOLUMES" means "The total volume of crude oil and all other associated liquid hydrocarbons delivered into Koch's Cushing Terminal."

                                   SCHEDULE B
                             TO THE CRUDE OIL SUPPLY
                           AND TERMINALLING AGREEMENT
                    DATED THE __ DAY OF _____, 1998, BETWEEN
                    EOTT ENERGY OPERATING LIMITED PARTNERSHIP
                              AND KOCH OIL COMPANY

                   KOCH'S CUSHING DEDICATED CRUDE OIL TANKAGE

TANK NUMBER                         TANK VOLUME (BARRELS)
41123                               250,000

41121                               150,000

41120                               100,000

41111                                15,000

41076                               100,000

                                   SCHEDULE C
                             TO THE CRUDE OIL SUPPLY
                           AND TERMINALLING AGREEMENT
                    DATED THE __ DAY OF _____, 1998, BETWEEN
                    EOTT ENERGY OPERATING LIMITED PARTNERSHIP
                              AND KOCH OIL COMPANY

                 KOCH'S RIGHT OF FIRST REFUSAL ON SUPPLY VOLUMES

[*]

[*]